Exhibit 99.1

Nutrastar Appoints Two Additional Members to its Board of Directors

New Independent Majority Enhances Corporate Governance

Harbin, China, January 28, 2011 – Nutrastar International Inc. (OTCBB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded Traditional Chinese Medicine (“TCM”) consumer products, announced today that it has appointed Joshua Kurtzig, an experienced finance professional, and Robert Tick, Nutrastar’s CFO, to its Board of Directors. With the new appointments, the board is now comprised of seven members, four of whom are independent.

Ms. Lianyun Han, Chief Executive Officer of Nutrastar, commented, “We’re excited to have Joshua and Robert join the board of directors. Joshua’s experience in financial management combined with strategic and operational development will be important in helping Nutrastar enhance its corporate governance and shareholder value. His experience as well as Robert’s financial expertise and insights are valuable additions to our board and should provide additional confidence to our shareholders and the investment community as a whole.”

Joshua Kurtzig is a Managing Director at ARC China Holdings Ltd., where he is responsible for portfolio management, deal sourcing, and overseeing the establishment of regional RMB funds. Before joining ARC China, Mr. Kurtzig was a director at DAC Management from 2008 to 2010, an Asia-focused alternative investment manager. Mr. Kurtzig also has prior financial experience at Stonebridge International, PricewaterhouseCoopers, and the International Monetary Fund. He holds a B.A. degree from University of Virginia, a M.Sc. from the London School of Economics, and an M.B.A. from NYU’s Stern School of Business. Mr. Kurtzig speaks English, French, Mandarin Chinese and Russian.

Robert Tick is the Chief Financial Officer for Nutrastar and has over 16 years of accounting and finance experience in diverse industries including consumer products, networking systems, semiconductor manufacturing and public accounting. Prior to joining the Company, he has held CFO and various other senior financial management positions. Mr. Tick began his career in public accounting and has worked for PricewaterhouseCoopers. He is a CPA and holds a B.S. degree in Finance and Accounting from San Francisco State University and an M.B.A from Washington State University. Mr. Tick is fluent in both verbal and written Chinese.

Mr. Kurtzig commented, “I’m looking forward to working with Ms. Han, Robert, and the entire Nutrastar team to help the company achieve its financial, strategic, and operational goals for 2011 and the years to come.”

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded TCM consumer products including commercially cultivated Chinese Golden Grass ("Cordyceps Militaris") and functional health beverages. Cordyceps Militaris is one of the most highly regarded herbal nutrients in TCM. The Company believes it is the largest manufacturer of bioengineered Chinese Golden Grass in China, ranked by volume, according to China Market Monitoring Center (CMMC), accounting for approximately 19% market share in China. The Company is headquartered in Harbin, capital of Heilongjiang province, with 317 employees, 21 in R&D, and 140 in sales and marketing. The products of Nutrastar are sold throughout China via a direct and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. . You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Robert Tick, CFO
Nutrastar International Inc.
Email: roberttick@nutrastarintl.com

Howard Gostfrand
American Capital Ventures
Tel: +1-305-918-7000
Email: info@amcapventures.com